Exhibit 99.2

NexPoint Real Estate Finance, Inc. Announces Pricing of $35 million Offering of 5.75% Senior Unsecured Notes due 2026

Dallas, TX, January 21, 2022 – NexPoint Real Estate Finance, Inc. (NYSE: NREF) (“NREF” or the “Company”) announced today the pricing of its underwritten public offering of $35 million aggregate principal amount of its 5.75% Senior Unsecured Notes due 2026 (the “Additional Notes”). The Additional Notes were issued at a price of 100.875% of par with a yield to maturity of 5.514%. The Additional Notes are an additional issuance of the Company’s existing $135 million aggregate principal amount of its 5.75% Senior Unsecured Notes due 2026 (the “Existing Notes”) and the Additional Notes will be issued under the same indenture as the Existing Notes, will be treated as a single class of debt securities with the Existing Notes and will have the same terms as the Existing Notes, other than the issue date and offering price. The offering is expected to close on or about January 25, 2022, subject to customary closing conditions.

The Company intends to contribute the net proceeds from this offering to its operating partnership, NexPoint Real Estate Finance Operating Partnership, L.P. (the “OP”), in exchange for OP units. The OP intends to use the net proceeds from this offering to acquire several pipeline investments which are expected to close in the foreseeable future. These investments consist of multifamily, life sciences and hospitality debt and preferred positions offering attractive risk adjusted returns supported by strong, experienced, and well-known sponsors.

Raymond James is acting as sole book-running manager for the offering. The Company is making this offering pursuant to a shelf registration statement that became effective on March 31, 2021. This offering will be made solely by means of a prospectus and prospectus supplement, copies of which may be obtained from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, telephone (800) 248-8863, email: prospectus@raymondjames.com or through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Additional Notes, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About NexPoint Real Estate Finance, Inc.

NexPoint Real Estate Finance, Inc. is a publicly traded REIT with its shares listed on the New York Stock Exchange under the symbol “NREF.” NREF is primarily focused on originating, structuring and investing in first mortgage loans, mezzanine loans, preferred equity and alternative structured financings in commercial real estate properties, as well as multifamily commercial mortgage backed securities.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “may,” “should” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the intended use of proceeds and the closing of the Additional Notes offering. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission (the “SEC”), particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review NREF’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this press release and except as required by law, NREF does not undertake any obligation to publicly update or revise any forward-looking statements.

Contact:

NexPoint Real Estate Finance, Inc.

Investor Relations

Jackie Graham

JGraham@nexpoint.com

833.463.6697